UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2019

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 30, 2019, American Tower Corporation (the “Company”), through its wholly owned subsidiary, ATC Heston B.V. (the “Purchaser”), entered into an agreement (the “Share Purchase Agreement”) to acquire from the several holders listed therein (the “Sellers”) 100% of the outstanding shares of Eaton Towers Holding Limited (“Eaton Towers”), which owns and operates approximately 5,500 existing communications sites in Burkina Faso, Kenya, Ghana, Niger and Uganda, for total consideration, including the Company's assumption of Eaton Towers’ existing debt, of approximately $1.85 billion at current exchange rates, subject to certain adjustments (the “Transaction”). American Tower International, Inc., a wholly owned subsidiary of the Company, will guarantee certain obligations of the Purchaser under the Share Purchase Agreement.

The Share Purchase Agreement contains customary representations, warranties and covenants of the parties. Consummation of the Transaction is subject to certain conditions, including regulatory approvals. The Transaction is expected to close by the end of 2019. The Share Purchase Agreement contains customary termination provisions and, in addition, may be terminated by the Sellers or the Purchaser if specified closing conditions have not been fulfilled by December 31, 2019 (or a later date upon extension by the Sellers in their sole discretion, which date shall be no later than June 30, 2020), unless the terminating party has failed to perform its obligations under the Share Purchase Agreement at the time of such termination.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2019.

Item 7.01    Regulation FD Disclosure.

On May 30, 2019, the Company issued a press release (the “Press Release”) announcing the Transaction described in Item 1.01. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Beginning on May 30, 2019, the Company intends to make available to investors presentation slides regarding the Transaction. On that date, these presentation slides will be available on the Company’s website, www.americantower.com, under the “Investor Presentations” section of the Investor Relations page.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	May 30, 2019	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer